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                                                                  Exhibit 21
                                                                       to
                                                              Form 10-K for 1995


                         Subsidiaries of the Registrant
                             (as of March 27, 1996)



                                                                   STATE OF
SUBSIDIARY                                                       INCORPORATION
----------                                                       -------------

Cincinnati Bell Telephone Company                                     Ohio

     Cincinnati Bell Telecommunications Systems Inc.                  Ohio

Cincinnati Bell Information Systems Inc.                              Ohio

Cincinnati Bell Long Distance Inc.                                    Ohio

Cincinnati Bell Supply Company                                        Ohio

MATRIXX Marketing Inc.                                                Ohio

Cincinnati Bell Properties Inc.                                     Kentucky

Cincinnati Bell Directory Inc.                                        Ohio

Cincinnati Bell Cellular Systems Company                              Ohio

Cincinnati Bell Finance Inc.                                        Delaware